Exhibit 4.1

EXECUTION COPY

INDENTURE

between

LEVEL 3 COMMUNICATIONS, INC.

and

THE BANK OF NEW YORK

as Trustee

Up to $345,000,000

5¼% CONVERTIBLE SENIOR NOTES DUE 2011

DATED AS OF DECEMBER 2, 2004

CROSS REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.11
(a)(2)	N.A.
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.11
(c)	N.A.
311(a)	7.12
(b)	7.12
(c)	N.A.
312(a)	N.A.
(b)	11.03
(c)	11.03
313(a)	7.06
(b)	7.06
(c)	N.A.
(d)	N.A.
314(a)	4.02
(b)	N.A.
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	N.A.
(e)	N.A.
(f)	N.A.
315(a)	7.01
(b)	7.05
(c)	N.A.
(d)(1)	7.01
(d)(2)	7.01
(d)(3)	7.01
(e)	6.11
316(a) (last sentence)	N.A.
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	N.A.
317(a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
318(a)	N.A.

*	Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

i

EXHIBITS

Exhibit A	Form of Global Security
Exhibit A-1	Form of Certificated Security
Exhibit B	Transfer Certificate
Exhibit C	Form of Restricted Common Stock Legend
Exhibit D	Form of Transfer Certificate for Transfer of Restricted Common Stock

INDENTURE dated as of December 2, 2004 between LEVEL 3 COMMUNICATIONS, INC., a Delaware corporation (the “Company”), and BANK OF NEW YORK, as trustee hereunder (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of its 5¼% Convertible Senior Notes due 2011 (the “Securities”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities, when the Securities are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done. Further, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Securities, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean United States generally accepted accounting principles as in effect on the date of this Indenture;

(iii) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, paragraph or other subdivision; and

(iv) unless otherwise indicated, references to Articles, Sections, paragraphs or other subdivisions are references to such Articles, Sections, paragraphs or other subdivisions of this Indenture

“144A Global Security” means a permanent Global Security in the form of the Security attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

“Acquired Debt” means, with respect to any specified Person, (i) debt of any other Person existing at the time such Person merges with or into or consolidates with such specified Person and (ii) debt secured by a Lien encumbering any property acquired by such specified Person, which debt in each case was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

“Additional Interest” means the additional interest payable by the Company upon the occurrence of an Event (as defined in the Registration Rights Agreement), in the manner and in the amounts provided by the Registration Rights Agreement.

“Affiliate” of any specified Person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Board Resolution” means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

“Business Day” means each day of the year other than a Saturday or a Sunday on which banking institutions are not required or authorized by law, regulation or executive order to close in The City of New York.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible and exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Certificated Securities” means Securities that are in the form of the Securities attached hereto as Exhibit A-1.

A “Change in Control” of the Company will be deemed to have occurred at such time after the original issuance of Securities as any of the following events shall occur:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity); provided, however, that the Permitted Holders are the “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of the Company than such other person or group (for purposes of this clause (i), such person or group shall be deemed to beneficially own any Voting Stock of a corporation (the “specified corporation”) held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

(ii) (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity) and (2) a Termination of Trading shall have occurred; or

(iii) the Company’s consolidation or merger with or into any other person, any merger of another person into the Company’s, or any sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly owned subsidiary or one or more Permitted Holders) shall have occurred, other than

(A) any transaction (a) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock and (b) pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or

(B) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity; or

(iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

(v) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

“Closing Sale Price” of the shares of Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions on the Nasdaq National Material or such principal United States securities exchange on which shares of Common Stock may be traded or, if the shares of Common Stock are not listed on a United States national or regional securities exchange, as reported by the Nasdaq system or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Company shall be entitled to determine the Closing Sale Price on the basis of such quotations as it considers appropriate. Closing Sale Price shall be determined without reference to extended or after hours trading.

“Common Stock” means the Common Stock, $0.01 par value per share, of the Company as it exists on the date of this Indenture. Subject to the provisions of Section 10.06, shares issuable on conversion of Securities shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“common stock” means any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and, thereafter, “Company” shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two Officers.

“Conversion Price” means $1,000 divided by the applicable Conversion Rate.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Bank of New York, 101 Barclay Street, Floor 8 West, New York, New York 10286, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal Corporate Trust Office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Default” means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

“Designated Event” means the occurrence of a Change in Control or a Termination of Trading.

“Exchange Act” means the United States Securities Act of 1934 (or any successor statute), as amended from time to time.

“Global Securities” means Securities that are in the form of the Securities attached hereto as Exhibit A and, to the extent that such Securities are required to bear the Legend required by Section 2.07, such Securities will be in the form of a 144A Global Security.

“Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Initial Purchasers” mean Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Credit Suisse First Boston LLC, Needham & Company, Inc. and UBS Securities LLC.

“Interest Payment Date” means the date specified in the Securities as the fixed date on which an installment of interest on the Securities is due and payable.

“Interest Rate” means 5-1/4% per annum.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, security interest, lien, charge, encumbrance or other security agreement of any kind or nature whatsoever; provided, however, that Liens shall not include defeasance trusts or funds. For purposes of this definition, the sale, lease, conveyance or other transfer by the Company of, including the grant of indefeasible rights of use or equivalent arrangements with respect to, dark or lit communications fiber capacity or communications conduit shall not constitute a Lien.

“Material Subsidiary” means any Subsidiary with stockholders’ equity which constituted at least 15% of the Company’s consolidated stockholders’ equity, all as determined as of the date of the Company’s most recently prepared financial statements in accordance with GAAP.

“Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Section 11.05, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers’ Certificate given pursuant to Section 4.03 shall be signed by one authorized financial or accounting Officer of the Company but need not contain the information specified in Section 11.05.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 11.04 and 11.05, from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company.

“Permitted Holders” means the members of the Board of Directors of the Company on April 28, 1998, and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any person of which the foregoing “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act) at least 66 2/3% of the total voting power of the Voting Stock of such Person.

“Person” means any individual, corporation, company, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“principal” of a Security means the principal amount due on the Stated Maturity as set forth on the face of the Security.

“Purchase Agreement” means the Purchase Agreement, dated as of November 17, 2004, between the Company and the Initial Purchasers.

“Redemption Date”, when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to Article 3 and the Securities.

“Redemption Price”, when used with respect to any of the Securities to be redeemed, means the price fixed for such redemption pursuant to Article 3 and the Securities.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of November 17, 2004 entered into by the Company and the Initial Purchasers.

“Regular Record Date” means, with respect to the interest payable on any Interest Payment Date, the close of business on the June 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Security” means a Security required to bear the restrictive Legend set forth in the form of Security set forth in Exhibits A-1 and A-2 of this Indenture.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Company.”

“Securities Act” means the United States Securities Act of 1933 (or any successor statute), as amended from time to time.

“Specified Indebtedness” means (A) the Company’s 9 1/8% Senior Notes due 2008, 11% Senior Notes due 2008, 10 1/2% Senior Discount Notes due 2008, 10 3/4% Senior Euro Notes due 2008, 12 7/8% Senior Discount Notes due 2010, 11 1/4% Senior Euro Notes due 2010, 11 1/4% Senior Notes due 2010, 2 7/8% Convertible Senior Notes due 2010, 6.0% Convertible Subordinated Notes due 2009 and 6.0% Convertible Subordinated Notes due 2010, and (B) any indebtedness of the Company for borrowed money that (i) is in the form of, or represented by, bonds, notes, debentures or other securities or any guarantee thereof (other than promissory notes or similar evidence of indebtedness under bank loans, reimbursement agreements, receivables facilities or other bank, insurance or other institutional financing agreements under section 4(2) of the Securities Act or any guarantee thereof) and (ii) is, or may be, quoted, listed or purchased and sold on any stock exchange, automated securities trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act). For the avoidance of doubt, “Specified Indebtedness” shall not include indebtedness among the Company or its Subsidiaries or among Subsidiaries.

“Stated Maturity”, when used with respect to any Security, means the date specified in such Security as the fixed date on which the principal of such Security is due and payable.

“Subsidiary” of any Person means (a) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (b) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Termination of Trading” will be deemed to have occurred if the Common Stock (or other common stock into which the Securities are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on the Nasdaq National Market.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means (a) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon, (b) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (c) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Act”	1.05(a)
“Additional Interest Notice”	4.07
“Agent Members”	2.13(f)(5)

Term	Defined in Section
“Applicable Stock Price”	10.02(c)
“Conversion Date”	10.02(d)
“Conversion Rate”	10.04
“Current Market Price”	10.03, 10.05(f)(1)
“Depositary”	2.02(a)
“Designated Event Date”	3.09(a)
“Designated Event Offer”	3.09(a)
“Designated Event Offer Termination Date”	3.09(b)
“Designated Event Payment”	3.09(a)
“Designated Event Purchase Date”	3.09(b)
“Designated Event Purchase Notice”	3.10(b)
“Determination Date”	10.05(j)
“DTC”	2.02(a)
“Effective Date”	3.09(b)
“Event of Default”	6.01
“Expiration Time”	10.05(e)
“Fair Market Value”	10.05(f)
“Legal Holiday”	11.08
“Legend”	2.07(f)
“Make Whole Premium”	3.09(b)
“Non-Electing Share”	10.06
“Notice of Default”	6.01(e)
“Paying Agent”	2.04
“Purchased Shares”	10.05(e)(i)
“QIBs”	2.02(a)
“Record Date”	10.05(f)(3)
“Registrar”	2.04
“Restricted Common Stock Legend”	10.11
“Rule 144A Information”	4.06
“Spinoff Valuation Period”	10.05(d)(i)
“Stock Price”	3.09(b)
“Transfer”	2.13(e)
“Trigger Event”	10.05(d)

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture Securities” means the Securities.

“indenture Security holder” means a Holder.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture Securities means the Company.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) “or” is not exclusive;

(iii) “including” means including, without limitation; and

(iv) words in the singular include the plural, and words in the plural include the singular.

SECTION 1.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the register for the Securities or by a certificate of the Registrar.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE II

THE SECURITIES

SECTION 2.01. Designation Amount And Issue Of Securities. The Securities shall be designated as “5-1/4% Convertible Senior Notes due 2011”. Securities not to exceed the aggregate principal amount of $345,000,000 (except pursuant to Sections 2.08 hereof) upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities to or upon a Company Order. The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof.

SECTION 2.02. Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2, which are incorporated into and made a part of this

Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

(a) 144A Global Securities. Securities offered and sold within the United States to “qualified institutional buyers” as defined in Rule 144A (“QIBs”) in reliance on Rule 144A shall be issued initially in the form of a 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for, and registered in the name of, The Depository Trust Company (“DTC”) or its nominee (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”) duly executed by the Company and authenticated by the Trustee as herein provided. The aggregate principal amount of the 144A Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

(b) Global Securities in General. Except as provided in Section 2.07 or 2.13, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Certificated Securities. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and conversions.

Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the principal amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.13 hereof and shall be made on the records of the Trustee and the Depositary.

(c) Book-Entry Provisions. This Section 2.02(c) shall apply only to Global Security deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.02(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as custodian for such Depositary and (c) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

“TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(d) Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit A-2 attached hereto.

SECTION 2.03. Execution and Authentication. One Officer shall sign the Security for the Company by manual or facsimile signature.

Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory of the Trustee, and such duly executed certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 2.04. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.08. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

SECTION 2.05. Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, prior to 11:00a.m., New York time on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on each June 1 and December 1 during the term of the Securities a listing of Holders dated within 13 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07. Transfer and Exchange. Subject to Sections 2.02(b), 2.07(b) and 2.13 hereof,

(a) (i) upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at the office or agency of the company designated as Registrar or co-registrar pursuant to Section 2.04, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange.

(ii) At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

(b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.13 and this Section 2.07(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

(d) Any Registrar appointed pursuant to Section 2.04 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

(f) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the form of Security attached hereto as Exhibits A-1 and A-2 setting forth such restrictions (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend.

(g) Any Security or Common Stock issued upon the conversion or exchange of a Security that is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Securities or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

SECTION 2.08. Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such Security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section 2.08, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 2.08 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.09. Outstanding Securities; Determinations of Holders’ Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it or delivered to it for cancellation, those paid pursuant to Section 2.08 and those described in this Section 2.09 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

Unless the Company defaults in making the applicable payment, if the Paying Agent holds, in accordance with this Indenture, on or prior to the Business Day following the Designated Event Purchase Date, on or prior to any Redemption Date or on the Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Designated Event Purchase Date, Redemption Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue.

If a Security is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest shall cease to accrue on such Security.

SECTION 2.10. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Securities may determine, as conclusively evidenced by such Officer’s execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.04, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange thereof a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 2.11. Cancellation. All Securities surrendered for payment, purchase or redemption by the Company pursuant to Article 3, conversion or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not reissue, reoffer or resell new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted by this Indenture. All cancelled Securities shall be disposed of by the Trustee in accordance with its customary procedures.

SECTION 2.12. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal or redemption price of the Security or the payment of any Designated Event Payment (including any Make Whole Premium) in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 2.13. Global Securities. (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Sections 2.07 and 2.13(a)(i), (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Sections 2.07 and 2.13(a)(ii) below, and (C) transfers of a Certificated Security shall comply with Section 2.07 and Sections 2.13(a)(iii) and (iv) below.

(i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.13(a)(i) shall prohibit or render ineffective (A) any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.13(a); and (B) the transfer and exchange of beneficial interests in a Global Security effected through the Depositary in accordance with this Indenture and the procedures of the Depositary.

(ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

(A) so long as the Securities are Restricted Securities, a certification in the form set forth in Exhibit B;

(B) written instructions from the Company to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

(C) if the Company or Registrar so requests, to the extent contemplated by the Legend, an Opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.

(iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

(x) to register the transfer of such Certificated Securities; or

(y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Certificated Securities are being transferred to the Company, a certification to that effect; or

(C) if such Certificated Securities are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit B, if applicable) and (ii) if the Company or Registrar so requests, an Opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Legend.

(iv) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Trustee, together with:

(1) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B, that such Certificated Security is being transferred to a QIB in accordance

(2) with Rule 144A; and

(3) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Security in the appropriate principal amount.

(b) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend, including the delivery of an Opinion of Counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate and other evidence the Registrar may request as to the compliance with the restrictions set forth in the Legend.

(c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.13 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144, by an Opinion of Counsel reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

(d) In the event that Rule 144(k) as promulgated under the Securities Act is amended to shorten the two-year restriction period, then restrictions on transfer on the Securities and the Common Stock will be deemed to refer to the shortened restriction period. The Company undertakes to inform the Trustee if such change to Rule 144(k) occurs and the effect (if any) to the restrictions on transfer applicable to the Securities and Common Stock and shall provide additional information (including an Opinion of Counsel and/or an Officers’ Certificate) if so requested by the Trustee.

(e) As used in this Section 2.13, the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

(f) The provisions of clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities:

(1) Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 2.13(a)(i), a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (ii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(5) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

SECTION 2.14. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers, and if so, the Trustee shall use the CUSIP numbers in notices to Securityholders as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers as printed on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.15. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.15 with respect to the payment of any defaulted interest, shall mean the 15th day immediately preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee (or cause the Trustee to mail to each Holder) a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.16. Registration Default. The Additional Interest shall be payable upon the Securities in the case of an Event (as defined in the Registration Rights Agreement) for the period, if any, specified in the Registration Rights Agreement. If an Event occurs, the Company shall deliver to the Trustee an Officers’ Certificate stating (1) the Additional Interest payable, (2) when such Additional Interest began accruing and (3)

when such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives such an Officers’ Certificate, the Trustee shall assume that no Additional Interest is payable. If an Event Termination Date occurs, the Company shall deliver to the Trustee an Officer’s Certificate stating when such Additional Interest ceased accruing.

ARTICLE III

PURCHASES OF SECURITIES

SECTION 3.01. Company’s Right to Redeem. The Securities will be subject to redemption at the option of the Company, in whole or in part, on the terms and at the redemption prices (expressed as percentages of principal amount) set forth in paragraph 5 on the reverse of the form of Security, plus accrued and unpaid interest thereon (if any) to the Redemption Date. However, if a Redemption Date occurs after a Regular Record Date or a special record date, the Company will instead pay the applicable interest payment to the record Holder on the Regular Record Date or special record date corresponding to such Interest Payment Date or defaulted interest payment date.

SECTION 3.02. Notices to Trustee. If the Company elects to redeem Securities pursuant to the optional redemption provisions of the Securities, it shall furnish to the Trustee, at least 40 days but not more than 60 days before a Redemption Date (unless a shorter period shall be satisfactory to the Trustee), an Officers’ Certificate setting forth (i) that such redemption is being made pursuant to paragraph 5 of the Securities and Section 3.01 of this Indenture, (ii) the Redemption Date, (iii) the principal amount of Securities (if less than all) to be redeemed, (iv) the Redemption Price and the amount of any accrued and unpaid interest, if any, payable on the Redemption Date and (v) the CUSIP number of the Securities being redeemed.

SECTION 3.03. Selection of Securities To Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by a method that complies with the requirements of the principal national securities exchange, if any, on which the Securities are listed or quoted or, if the Securities are not so listed, on a pro rata basis, by lot or by any other method that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 60 days and not less than 30 days before the Redemption Date from Securities outstanding and not previously called for redemption. The Trustee may select for redemption a portion of the principal of any Securities that has a denomination larger than $1,000. Securities and portions thereof will be redeemed in the amount of $1,000 or integral multiples of $1,000.

Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

If any Security selected for partial redemption is converted in part after such selection, the converted portion of such Security shall be deemed (so far as possible) to be the portion to be selected for redemption. The Securities (or portion thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Security is converted in whole or in part before the mailing of the notice of redemption. Upon any redemption of less than all the Securities, the Company and the Trustee may treat as outstanding any Securities surrendered for conversion during the period of 15 days immediately preceding the mailing of a notice of redemption and need not treat as outstanding any Security authenticated and delivered during such period in exchange for the unconverted portion of any Security converted in part during such period.

In the event of any redemption of less than all the Securities, the Company will not be required to (i) issue or register the transfer or exchange of any Security during a period of 15 days immediately preceding the mailing of a notice of redemption for such Securities for redemption, or (ii) register the transfer or exchange of any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part, in which case the Company will execute and the Trustee will authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.04. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail by first class mail a notice of redemption to each Holder whose Securities are to be redeemed, at such Holder’s registered address.

The notice shall identify the Securities to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price and any accrued and unpaid interest, payable on the Redemption Date;

(3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and any accrued and unpaid interest;

(5) that interest on Securities called for redemption and for which funds have been set apart for payment, ceases to accrue on and after the Redemption Date (unless the Company defaults in the payment of the Redemption Price or any accrued and unpaid interest);

(6) the aggregate principal amount of Securities (if less than all) that are being redeemed;

(7) the CUSIP number of the Securities (provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities);

(8) the name and address of the Paying Agent;

(9) that Securities called for redemption may be converted at any time prior to the close of business on the last Trading Day immediately preceding the Redemption Date and if not converted prior to the close of business on such date, the right of conversion will be lost; and

(10) that in the case of Securities or portions thereof called for redemption on a date that is also an Interest Payment Date or a defaulted interest payment date, the interest due on such date shall be paid to the Holder of such Security at the close of business on the relevant Regular Record Date or special record date.

The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to any Holder designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any Security.

At the Company’s request, the Trustee shall give notice of redemption in the Company’s name and at the Company’s expense.

SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date at the Redemption Price set forth in the Security.

SECTION 3.06. Deposit of Redemption Price. On or before 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay the Redemption Price of and accrued interest, if any, on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

On and after the Redemption Date, unless the Company shall default in the payment of the Redemption Price or any accrued and unpaid interest, interest will cease to accrue on the principal amount of the Securities or portions thereof called for redemption and for which funds have been set apart for payment, and such Securities, or portions thereof, shall cease after the close of business on the Business Day immediately preceding the Redemption Date to be convertible into Common Stock and, except as provided in this Section 3.06 and Article 8 of this Indenture, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities, or portions thereof, except the right to receive the Redemption Price thereof and unpaid interest to (but excluding) the Redemption Date. In the case of Securities or portions thereof redeemed on a Redemption Date which is after a Regular Record Date or a special record date and on or prior to the corresponding Interest Payment Date or defaulted interest payment date, the interest due on such date shall be paid to the person in whose name the Security is registered at the close of business on the relevant Regular Record Date or special record date.

SECTION 3.07. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part only, the Company shall issue and the Trustee shall authenticate and deliver to the Holder of such Security a new Security equal in principal amount to the unredeemed portion of the Security surrendered, at the expense of the Company, except as specified in Section 2.07 of this Indenture.

SECTION 3.08. Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities by an arrangement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee in trust for the Holders, on or before the date fixed for redemption, an amount not less than the applicable Redemption Price, together with interest accrued to the date fixed for redemption of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, together with interest accrued to the date fixed for redemption shall be deemed to be satisfied and discharged to the extent such amount is so paid by the purchasers. If such an agreement is entered into, a copy shall be filed with the Trustee prior to the date fixed for redemption. Any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in this Article 3) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Securities shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and defend and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

SECTION 3.09. Purchase of Securities at Option of the Holder upon a Designated Event; Make Whole Premium. (a) Following a Designated Event (the date of each such occurrence being the “Designated Event Date”), the Company shall notify the Holders of Securities in writing of such occurrence and shall make an offer (the “Designated Event Offer”) to repurchase all Securities then outstanding at a repurchase price in cash (the “Designated Event Payment”) equal to 100% of the principal amount thereof, plus (subject to the following Sentence) accrued and unpaid interest to, but excluding, the Designated Event Purchase Date (as defined below), plus, under the circumstances described in paragraph (c) of this Section 3.09, a Make Whole Premium. If such Designated Event Purchase Date is after a Regular Record Date or a special record date but on or prior to an Interest Payment Date or a defaulted interest payment date, however, then the Company shall pay the interest payable on such date to the person in whose name the Security is registered at the close of business on the relevant Regular Record Date or special record date.

(b) Notice of a Designated Event shall be mailed by or at the direction of the Company to the Holders of Securities as specified in Section 3.10. The Designated Event Offer shall remain open until a specified date (the “Designated Event Offer Termination Date”) which is at least 20 Business Days from the date such notice is mailed. During the period specified in such notice, Holders of Securities may elect to tender their Securities in whole or in part in integral multiples of $1,000 in exchange for the Designated Event Payment. Payment shall be made by the Company in respect of Securities properly tendered pursuant to this Section 3.09 on a Business Day specified by the Company (the “Designated Event Purchase Date”) which shall be no later than 30 Business Days after the date of the notice given pursuant to Section 3.10.

(c) If a Change in Control described in clause (ii) or (iii) of the definition thereof occurs, the Company shall pay a Make Whole Premium (to the extent such Make Whole Premium is greater than 0.0%) to the Holders of the Securities in respect of Securities properly tendered in the Designated Event Offer in addition to the Designated Event Payment on the Designated Event Purchase Date; provided, however, that the Company shall not be required to pay a Make Whole Premium if a Change in Control described in clause (iii) of the definition of Change in Control occurs and at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change in Control consists of shares of common stock that are, or upon issuance will be, traded on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market and as a result of such transaction or transactions the Securities become convertible solely into such common stock and other consideration payable in such transaction or transactions. The Make Whole Premium will also be paid on the Designated Event Purchase Date to Holders who convert their Securities pursuant to Article 10 on or after the date on which the Company has given to all Holders of Securities the notice required by Section 3.10(a) and on or before the Designated Event Purchase Date.

The “Make Whole Premium” will be determined by reference to the table below and is based on the date on which the Change in Control becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share of Common Stock in the transaction constituting the Change in Control. If holders of the Common Stock receive only cash in the transaction, the Stock Price shall be the cash amount paid per share of the Common Stock. Otherwise, the Stock Price shall be equal to the average of the Closing Sale Price over the five Trading Day period ending on the Trading Day immediately preceding the Effective Date.

The following table sets forth the Make Whole Premiums for each hypothetical Stock Price and Effective Date set forth below, expressed as a percentage of the principal amount of the securities.

Make Whole Premium Upon a Change in Control (% of Face Value)

Stock Price on Effective Date	Effective Date
	12/2/2004	12/15/2005	12/15/2006	12/15/2007	12/15/2008	12/15/2009	12/15/2010	12/15/2011
$ 3.32	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
$ 3.50	4.3	2.2	0.0	0.0	0.0	0.0	0.0	0.0
$ 3.75	10.3	8.0	5.4	2.5	0.0	0.0	0.0	0.0
$ 4.00	15.8	13.5	10.7	7.4	0.0	0.0	0.0	0.0
$ 5.00	15.3	12.6	9.4	5.4	0.0	0.0	0.0	0.0
$ 6.00	15.0	12.3	8.9	4.8	0.0	0.0	0.0	0.0
$ 7.00	14.9	12.2	8.8	4.7	0.0	0.0	0.0	0.0
$ 8.00	14.9	12.0	8.7	4.7	0.0	0.0	0.0	0.0
$ 9.00	14.9	12.0	8.7	4.7	0.0	0.0	0.0	0.0
$10.00	14.9	12.0	8.7	4.7	0.0	0.0	0.0	0.0
$50.00	14.9	12.0	8.7	4.7	0.0	0.0	0.0	0.0

The actual Stock Price and Effective Date may not be set forth on the table, in which case:

(i) if the actual Stock Price on the Effective Date is between two Stock Prices on the table or the actual Effective Date is between two Effective Dates on the table, the Make Whole Premium will be determined by a straight-line interpolation between the Make Whole Premiums set forth for the two Stock Prices and the two Effective Dates on the table based on a 360-day year, as applicable;

(ii) if the Stock Price on the Effective Date exceeds $50.00 per share (subject to adjustment as described below), no Make Whole Premium will be paid;

(iii) if the Stock Price on the Effective Date is less than or equal to $3.32 per share (subject to adjustment as described below), no Make Whole Premium will be paid.

The Stock Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.

The Company shall pay, at its option, the Make Whole Premium in cash, shares of Common Stock or the same form of consideration used to pay for the shares of the Common Stock in connection with the transaction constituting the Change in Control.

If the Company pays the Make Whole Premium in shares of Common Stock, the value of the Common Stock to be delivered in respect of the Make Whole Premium shall be deemed to be equal to the average Closing Sale Price over the ten Trading-Day period ending on the Trading Day immediately preceding the Designated Event Purchase Date. The Company may pay the Make Whole Premium in shares of the Common Stock only if the information necessary to calculate the Closing Sale Price per share of the Common Stock is published in a daily newspaper of national circulation or by other appropriate means.

In addition, the Company’s right to pay the Make Whole Premium in shares of Common Stock is subject to the satisfaction of the following conditions:

(i) listing such Common Stock on the Nasdaq National Market or, if not so listed, on the principal United States securities exchange on which the Common Stock or other securities are then listed;

(ii) the registration of the Common Stock under the Securities Act and the Exchange Act, if required; and

(iii) any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration.

If such conditions are not satisfied with respect to a Holder prior to the close of business on the Designated Event Purchase Date, the Company shall pay the Make Whole Premium in cash. The Company shall not change the form of consideration to be paid with respect to the Make Whole Premium to such Holders once the Company has given the notice that the Company is required to give to Holders, except as described in the immediately preceding sentence.

If the Company pays the Make Whole Premium in the same form of consideration used to pay for the shares of Common Stock in connection with the transaction constituting the Change in Control, the value of the consideration to be delivered in respect of the Make Whole Premium will be calculated as follows:

(i) securities that are traded on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices will be valued based on the Closing Sale Price over the ten Trading-Day period ending on the Trading Day immediately preceding the Designated Event Purchase Date;

(ii) other securities, assets or property (other than cash) will be valued based on 98% of the average of the Fair Market Value of such securities, assets or property (other than cash) as determined by an independent nationally recognized investment bank selected by the Company; and

(iii) 100% of any cash.

(d) In the case of any reclassification, change, consolidation, merger, share exchange, combination or sale or conveyance to which Section 10.06 applies in which the Common Stock of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash) which includes shares of common stock of the Company or another person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate Fair Market Value of such stock, securities, other property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the person formed by such consolidation or resulting from such merger or share exchange or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of Holders of Securities to cause the Company to repurchase

Securities following a Designated Event, including the applicable provisions of this Section 3.09 and the definitions of Designated Event, Change of Control and Termination of Trading, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provision apply to such common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).

SECTION 3.10. Notice of Designated Event; Designated Event Purchase Notice.

(a) Prior to or on the 20th day after the occurrence of a Designated Event, the Company, or, at the written request and expense of the Company prior to or on the 20th day after such occurrence, the Trustee, shall give to all Holders, in the manner provided in Section 11.02 hereof, notice of the occurrence of the Designated Event and of the purchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a purchase right to the Trustee. The notice shall include a form of Designated Event Purchase Notice to be completed by the Holder and shall state:

(1) briefly, the events causing a Designated Event and the date of such Designated Event;

(2) the date by which the Designated Event Purchase Notice pursuant to this Section 3.10 must be given;

(3) the Designated Event Purchase Date;

(4) the Designated Event Payment;

(5) the name and address of the Paying Agent and the Conversion Agent;

(6) that Securities as to which a Designated Event Purchase Notice has been given may be converted pursuant to Article 10 hereof only if the Designated Event Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(7) that Securities must be surrendered to the Paying Agent to collect payment;

(8) that the Designated Event Payment for any Security as to which a Designated Event Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Designated Event Purchase Date and the time of surrender of such Security as described in (7) above;

(9) briefly, the procedures the Holder must follow to exercise rights under Section 3.09;

(10) briefly, the conversion rights of the Securities, including the Conversion Rate and any adjustments thereto;

(11) the procedures for withdrawing a Designated Event Purchase Notice;

(12) the CUSIP number of the Securities;

(13) whether a Make Whole Premium shall be paid by the Company and the form of consideration to be paid in respect of the Make Whole Premium;

(14) if a Make Whole Premium is paid by the Company, that a Make Whole Premium shall be paid by the Company on the Designated Event Purchase Date to Holders of Securities who have converted their Securities into the Company’s Common Stock on or after the date the Company has given notice to all Holders in accordance with this Section 3.10(a) and on or before the Designated Event Purchase Date;

(15) that, unless the Company defaults in making the Designated Event Payment (and any Make Whole Premium), any Security accepted for purchase pursuant to the Designated Event Offer shall cease to accrue interest on the Designated Event Purchase Date and no further interest shall accrue on or after such date; and

(16) that in the case of a Designated Event Purchase Date that occurs after a Regular Record Date or special record date and on or prior to the corresponding Interest Payment Date or defaulted interest Payment Date, the interest due on such date shall be paid to the Holder of such Security at the close of business on the relevant Regular Record Date or special record date.

(b) A Holder may exercise its rights specified in Section 3.09 hereof upon delivery of a written notice of purchase (a “Designated Event Purchase Notice”) to the Paying Agent prior to the Designated Event Purchase Date, stating:

(1) the certificate number of the Security, if any, which the Holder will deliver to be purchased or the appropriate Depositary procedures if the Securities are not in certificated form;

(2) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or any whole multiple thereof; and

(3) that such Security shall be purchased pursuant to the terms and conditions specified on the reverse side of the Securities and in this Indenture.

The delivery of such Security to the Paying Agent prior to the Designated Event Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Designated Event Payment and the Make Whole Premium (if any) therefor; provided, however, that such Designated Event Payment and the Make Whole Premium (if any) shall be so paid only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Designated Event Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.10, a portion of a Security so delivered for purchase if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.10 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Designated Event Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 3.10.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Designated Event Purchase Notice contemplated by this Section 3.10(b) shall have the right to withdraw such Designated Event Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Designated Event Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.11.

The Paying Agent shall promptly notify the Company of the receipt by it of any Designated Event Purchase Notice or written withdrawal thereof.

SECTION 3.11. Effect of Designated Event Purchase Notice. Upon receipt by the Paying Agent of the Designated Event Purchase Notice specified in Section 3.10(b), the Holder of the Security in respect of which such Designated Event Purchase Notice was given shall (unless such Designated Event Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Designated Event Purchase Price (along with the Make Whole Premium, if any) with respect to such Security. Such Purchase Price (along with the Make Whole Premium, if any) shall be paid to such Holder, subject to receipt of consideration for the Securities by the Paying Agent, promptly following the later of (x) the Designated Event Purchase Date with respect to such Security (provided the conditions in Section 3.10(b), as the case may be, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.10(b), as the case may be. Securities in respect of which a Designated Event Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Designated Event Purchase Notice unless such Designated Event Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Designated Event Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Designated Event Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Designated Event Purchase Date specifying:

(a) the certificate number of the Security in respect of which such notice of withdrawal is being submitted or, if not in certificated form, the applicable Depositary procedures,

(b) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

(c) the principal amount, if any, of such Security which remains subject to the original Designated Event Purchase Notice and which has been or will be delivered for purchase by the Company.

There shall be no purchase of any Securities pursuant to Section 3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Designated Event Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Designated Event Payment with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Designated Event Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Designated Event Payment with respect to such Securities) in which case, upon such return, the Designated Event Purchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 3.12. Deposit of Designated Event Payment. Prior to 11:00 a.m. (New York City time) on the Designated Event Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.05) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Designated Event Payment of all the Securities or portions thereof which are to be purchased as of the Designated Event Purchase Date and an amount in cash or shares of Common Stock or other consideration sufficient to pay any Make Whole Premium in respect of all such Securities.

If the Trustee or other Paying Agent appointed by the Company, or the Company or an Affiliate of the Company, if it or such Affiliate is acting as the Paying Agent, holds cash sufficient to pay the aggregate Designated Event Payment of all the Securities or portions thereof that are to be purchased as of the Designated Event Purchase Date, on or after the Designated Event Purchase Date, and an amount in cash, shares of Common Stock or other consideration sufficient to pay any Make Whole Premium in respect of all such Securities (i) such Securities will cease to be outstanding, (ii) interest on such Securities will cease to accrue and (iii) all other rights of the Holders of such Securities will terminate, whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Trustee or Paying Agent, other than the right to receive the Designated Event Purchase Price and the Make Whole Premium, if any, upon delivery of the Securities.

SECTION 3.13. Securities Purchased in Part. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

SECTION 3.14. Covenant to Comply with Securities Laws upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.09 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the

Company shall (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) or any other schedule required under the Exchange Act, and (iii) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Section 3.09 to be exercised in the time and in the manner specified in Section 3.09 and 3.10.

SECTION 3.15. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash, shares of Common Stock or other consideration that remains unclaimed as provided in the Securities, together with interest or dividends, if any, thereon, held by them for the payment of the Designated Event Payment and Make Whole Premium, if any; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.12 exceeds the aggregate Designated Event Payment of the Securities and Make Whole Premium, if any, or portions thereof which the Company is obligated to purchase as of the Designated Event Purchase Date then promptly after the Business Day following the Designated Event Purchase Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

ARTICLE IV

COVENANTS

SECTION 4.01. Payment of Principal, Premium, Interest on the Securities. The Company will duly and punctually pay the principal of and interest at the Interest Rate in respect of the Securities in accordance with the terms of the Securities and this Indenture. The Company will deposit or cause to be deposited with the Trustee as directed by the Trustee, no later than 11:00 a.m., New York time on the day of the Stated Maturity of any Security or on any Interest Payment Date, all payments so due on such date. Principal amount at Stated Maturity, and cash interest shall be considered paid on the applicable date due if at 11:00 a.m., New York time on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due. Except as otherwise noted, all references to the payment of interest in the Securities and this Indenture include the payment of Additional Interest.

The Company shall, to the extent permitted by law, pay cash interest on overdue amounts at the rate per annum set forth in paragraph 1 on the reverse side of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such overdue interest shall be payable on demand.

SECTION 4.02. SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Trustee and the Holders all quarterly and annual financial information (without exhibits) required to be contained in a filing on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual consolidated financial statements only, a report by the Company’s independent auditors. The Company shall not be required to file any report or other information with the SEC if it does not permit such filing. The Company also shall comply with the other provisions of TIA Section 314(a).

SECTION 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2004) an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 4.04. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 4.05. Maintenance of Office or Agency. The Company will maintain in The Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The New York branch office of the Corporate Trust Office of the Trustee, shall initially be such office or agency for all of the aforesaid purposes. The Corporate Trust Office of the Trustee shall provide appropriate contact information therefor upon request. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

SECTION 4.06. Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial holder of Securities or shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Securities or holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such Holder, as the case may be, to the extent required to permit compliance by such Holder or Holder with Rule 144A in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.07. Additional Interest Notice. In the event that the Company is required to pay Additional Interest to Holders pursuant to the Registration Rights Agreement, the Company will provide written notice (an “Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen (15) days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.

SECTION 4.08. Limitation on Liens. (a) The Company will not, directly or indirectly, incur or suffer to exist any Lien (other than Liens existing on the date of the initial issuance of the Securities) securing Specified Indebtedness of any nature whatsoever on any of its properties or assets, whether owned at the issue date of the Securities or thereafter acquired, without making effective provision for securing the Securities equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Securities, prior to) the obligations so secured for so long as such obligations are so secured. The Lien, if granted, to secure the Securities may also secure obligations in addition to Specified Indebtedness. Any Lien created to secure the Securities pursuant to this Section 4.08 may provide by its terms that such Lien will be automatically and unconditionally released and discharged upon the full and unconditional release and discharge of the Lien securing the Specified Indebtedness and that the Holders of some or all of such Specified Indebtedness may exclusively control the disposition of property subject to such Lien.

(b) The foregoing restrictions in this Section 4.08 shall not apply to (a) Liens to secure Acquired Debt; provided, however, that (i) such Lien attaches to the acquired property prior to the time of the acquisition of such property and (ii) such Lien does not extend to or cover any other property; and (b) Liens to secure indebtedness incurred to refinance, in whole or in part, debt secured by any Lien referred to in the foregoing clause (a) or this clause (b) so long as such Lien does not extend to any other property (other than improvements and accessions to the original property) and the principal amount of indebtedness so secured is not increased.

ARTICLE V

CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

SECTION 5.01. When the Company May Merge or Transfer Assets. The Company may not, in a single transaction or series of related transactions, consolidate or merge with or into or effect a share exchange with (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets as an entirety or substantially as an entirety to, any Person unless:

(a) either

(i) the Company shall be the surviving or continuing corporation, or

(ii) the Person formed by or surviving any such consolidation, merger or share exchange (if other than the Company) or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company substantially as an entirety:

(1) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and

(2) shall expressly assume, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities and this Indenture on the part of the Company to be performed or observed, including, without limitation, modifications to rights of Holders to cause the repurchase of Securities upon a Designated Event in accordance with Section 3.09 and conversion rights in accordance with Section 10.06 to the extent required by such Sections;

(b) immediately after giving effect to such transaction no Default and no Event of Default shall have occurred and be continuing; and

(c) the Company or such successor Person shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, share exchange, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this provision of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which individually or in the aggregate constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.02. Successor Corporation Substituted. Upon any such consolidation, merger, share exchange, sale, assignment, conveyance, lease, transfer or other disposition in accordance with Section 5.01, the successor Person formed by such consolidation or share exchange or into which the Company is merged or to which such sale, assignment, conveyance, lease, transfer or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein, and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Securities.

SECTION 5.03. Purchase Option on a Designated Event. This Article 5 does not affect the obligations of the Company (including without limitation any successor to the Company) under Section 3.09.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01. Events of Default. An “Event of Default” with respect to any Securities occurs if:

(a) the Company defaults in the payment of principal of, or premium, if any, on, the Securities when due at maturity, upon repurchase, upon acceleration or otherwise, including, without limitation, failure of the Company to make any optional redemption payment when required pursuant to Article 3; or

(b) the Company defaults in the payment of any installment of interest on the Securities when due (including any interest payable in connection with a repurchase pursuant to Section 3.09 or in connection with any optional redemption payment pursuant to Article 3) and continuance of such default for 30 days or more; or

(c) the Company defaults in the payment of the Designated Event Payment (including the Make Whole Premium, if any) in respect of the Securities on the date therefor; or

(d) the Company fails to provide timely notice of any Designated Event in accordance with Section 3.10; or

(e) the Company defaults (other than a default set forth in clause (a), (b), (c) or (d) above) in the performance of, or breaches, any other covenant or warranty of the Company set forth in this Indenture or the Securities and fails to remedy such default or breach within a period of 60 days after the receipt of written notice (specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder) from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities; or

(f) a default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Material Subsidiary (or the payment of which is guaranteed or secured by the Company or any of its Material Subsidiaries), whether such indebtedness or guarantee exists on the date of this Indenture or is created thereafter, which default (i) is caused by a failure to pay when due any principal of such indebtedness within the grace period provided for in such indebtedness, which failure continues beyond any applicable grace period (a “Payment Default”), or (ii) results in the acceleration of such indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $25,000,000 or its foreign currency equivalent or more and such Payment Default is not cured or such acceleration is not annulled within 10 days after receipt of written notice (specifying such default and requiring the Company to cause such Payment Default to be cured or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder) by the Company from the Trustee or by the Company and the Trustee from any Holder of Securities; or

(g) failure to pay a final, nonappealable judgment or final, nonappealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money entered by a court or courts of competent jurisdiction against the Company or any Material Subsidiaries of the Company, which judgments remain unstayed, unbonded or undischarged for a period of 60 days, provided that the aggregate amount of all such judgments exceeds $25,000,000 or its foreign currency equivalent; or

(h) the Company or any Material Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv) makes a general assignment for the benefit of its creditors, or

(v) makes the admission in writing that it generally is unable to pay its debts as the same become due; or

(i) a court of competent jurisdiction enters a judgment, order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Material Subsidiary in an involuntary case, and the order or decree remains unstayed and in effect for 90 days,

(ii) appoints a Custodian of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 90 days, or

(iii) orders the liquidation of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 90 days.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (h) and (i) of Section 6.01) occurs and is continuing, then and in every such case the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities, by written notice to the Company and the Trustee, may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on all the Securities to be due and payable. Upon such declaration, such principal amount, premium, if any, and accrued and unpaid interest shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Securities to the contrary. If any Event of Default with respect to the Company specified in clause (h) or (i) of Section 6.01 occurs, all unpaid principal of, and premium, if any, and accrued and unpaid interest on the Securities then outstanding shall become automatically due and payable, without any declaration or other act on the part of the Trustee or any Holder of Securities.

The Holders of a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may rescind an acceleration of the Securities and its consequences if all existing Events of Default (other than nonpayment of principal of, premium, if any, and interest on the Securities which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

In the case of any Event of Default, pursuant to the provisions of this Section 6.02, occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to the Securities, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, upon the acceleration of the Securities notwithstanding anything contained in this Indenture or in the Securities to the contrary. If an Event of Default occurs on any date on which the Company is prohibited from redeeming the Securities, pursuant to the Securities, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Securities on such date, then an amount equal to the maximum premium specified in paragraph 5 of the Securities shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Securities. A premium is due under this Indenture and under the Securities only pursuant to this paragraph, Article 3 of this Indenture and the Securities.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy occurring upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities then outstanding may, on behalf of the Holders of all the Securities, waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of, and premium, if any, or interest on the Securities (other than the non-payment of principal of, and Premium, if any, and interest on the Securities which has become due solely by virtue of an acceleration which has been duly rescinded as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all Holders of Securities. When a Default or Event of Default is waived, it is cured and stops continuing. No waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities or that may involve the Trustee in personal liability; provided, however, that the Trustee shall have no duty or obligation (subject to Section 7.05) to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders; provided further, however that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions.

SECTION 6.06. Limitation on Suits. A Holder of a Security may not pursue any remedy with respect to this Indenture or the Securities unless:

(a) the Holder gives to the Trustee notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 30-day period the Holders of a majority in aggregate principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

A Holder of a Security may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, or to bring suit for the enforcement of the right to convert the Security shall not be impaired or affected without the consent of the Holder of a Security.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a), (b) or (c) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest remaining unpaid on the Securities and interest on overdue principal, premium, if any, and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of Securities allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 7.08;

SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

THIRD: To the payment of the remainder, if any, to the Company.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit, other than the Trustee, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

SECTION 6.12. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Designated Event Payment or any accrued and unpaid cash interest in respect of Securities, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.13. Notice of Default or Event of Default. The Company shall deliver to the Trustee, as soon as reasonably practicable and in any event within 30 days after an executive Officer of the Company becomes aware of the occurrence of any Event of Default or any event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.

ARTICLE VII

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated.

This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(iv) Section 7.01(c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

(d) The Trustee may refuse to perform any duty or exercise any right or power or expend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

SECTION 7.02. Rights of Trustee. Subject to its duties and responsibilities under the TIA,

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may obtain and, in the absence of bad faith or negligence on its part, conclusively rely upon an Officers’ Certificate;

(c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder;

(d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it reasonably believes to be authorized or within its rights or powers conferred under this Indenture;

(e) the Trustee may consult with counsel selected by it and any advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of such counsel;

(f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, during normal business hours, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(k) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(l) In no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but no limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.11 and 7.12.

SECTION 7.04. Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company’s use or application of the proceeds from the Securities, and shall not be responsible for any statement in any registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

SECTION 7.05. Notice of Defaults. If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of all current Defaults known to it within 90 days after any such Default occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Sections 6.01(a) and 6.01(b), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 7.06. Reports by Trustee to Holders. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

SECTION 7.07. Reports by Company. The Company will file with the Trustee and the SEC, and transmit to Holders, such information, documents, and other reports, and such summaries thereof, as may be required pursuant to the TIA (or, if the Company is not subject to the TIA, such information, documents, and other reports, and summaries thereof as would be required if the Company were subject to the TIA) at the times and in the manner provided pursuant to the TIA; provided that any such information, documents, or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the Trustee within 15 calendar days after the same is so required to be filed with the SEC.

Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 7.08. Compensation and Indemnity. The Company agrees:

(a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

(b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or any documents executed in connection herewith (including the compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

(c) to indemnify each of the Trustee and any predecessor Trustee and their agents, officers, directors and employees for, and to hold them harmless against, any and all loss, damage, claim, liability, cost or expense (including attorneys’ fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence, misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

To secure the Company’s payment obligations in this Section 7.08, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount, Designated Event Payment (including any Make Whole Premium) the Redemption Price or interest, if any, due on overdue amounts, as the case may be, in respect of any particular Securities.

The Company’s payment obligations pursuant to this Section 7.08 shall survive the discharge of this Indenture or the earlier termination or resignation of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(h) or Section 6.01(i), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.09. Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.09. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

(a) the Trustee fails to comply with Section 7.11;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.08.

If a successor Trustee does not take office within 30 days after the retiring Trustee gives its notice of resignation or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount at maturity of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.11, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

SECTION 7.10. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

SECTION 7.11. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.12. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.13. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

ARTICLE VIII

DISCHARGE OF INDENTURE

SECTION 8.01. Discharge of Liability on Securities. When all outstanding Securities will become due and payable within one year of their Stated Maturity and the Company has deposited with the Trustee cash sufficient to pay and discharge all outstanding Securities on the date of their Stated Maturity, then the Company may discharge its obligations under this Indenture while Securities remain outstanding; provided that provisions of Section 2.04, Section 2.05, Section 2.07, Section 2.08, Section 2.09, Section 2.13, Section 4.01, Section 4.05, Section 7.08, Article 10 and this Article 8 shall survive until the Securities have been paid in full. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company. For the avoidance of doubt, Sections 3.09 through 3.12 shall cease to apply and shall be of no further force and effect from and after such deposit.

SECTION 8.02. Repayment of the Company. The Trustee and the Paying Agent shall promptly return to the Company upon written request (i) any excess money held by them at any time and (ii) any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

SECTION 8.03. Deposited Monies to Be Held in Trust by Trustee. Subject to Section 8.02, all monies deposited with the Trustee pursuant to Section 8.01 shall be held in trust for the sole benefit of the Holders and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest.

SECTION 8.04. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Sections 8.01 and 8.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Sections 8.01 and 8.03; provided, however, that if the Company makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

SECTION 9.01. Without Consent of Holders. The Company, when authorized by or pursuant to a Board Resolution, and the Trustee may amend this Indenture or the Securities without the consent of any Holder for the purposes of, among other things:

(1) adding to the Company’s covenants for the benefit of the Holders;

(2) surrendering any right or power conferred upon the Company;

(3) providing for conversion rights of Holders if any reclassification or change of Common Stock occurs or any consolidation, merger or sale of all or substantially all of the Company’s assets occurs;

(4) increasing the Conversion Rate in accordance with Section 10.05(g); provided that the increase will not adversely affect the interests of Holders in any material respect;

(5) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6) making any changes or modifications to this Indenture necessary in connection with the registration of the Securities under the Securities Act as contemplated by the Registration Rights Agreement; provided that this action does not adversely affect the interests of the Holders in any material respect;

(7) curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in this Indenture; provided that such modification or amendment does not adversely affect the interests of the Holders in any material respect;

(8) complying with Article 5;

(9) evidencing and providing for the acceptance of the appointment of a successor Trustee;

(10) securing the Securities; or

(11) providing for uncertificated Securities in addition to the Certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended.

SECTION 9.02. With Consent of Holders. With the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding or by the adoption of a resolution at a meeting of Holders at which a quorum is present by at least a majority in aggregate principal amount of the Securities represented at the meeting, the Company may modify and amend this Indenture or the Securities and waive noncompliance by the Company. However, without the consent of each Holder affected, a modification, amendment or waiver to this Indenture or the Securities may not:

(1) change the maturity of the principal of or any installment of interest on any Security (excluding any payment of Additional Interest);

(2) reduce the principal amount of, or interest (excluding Additional Interest on) on any Security;

(3) change the currency of payment of principal of, or interest on any Security;

(4) impair the right to institute suit for the enforcement of any payment on or with respect to, or conversion of, any Security;

(5) except as otherwise permitted or contemplated by provisions of this Indenture concerning corporate reorganizations, materially adversely affect the purchase option of Holders upon a Designated Event or the conversion rights of Holders; or

(6) reduce the percentage in aggregate principal amount of Securities outstanding necessary to modify or amend this Indenture or to waive any past default.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

SECTION 9.03. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

SECTION 9.04. Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Holder.

SECTION 9.05. Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

SECTION 9.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

SECTION 9.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE X

CONVERSION

SECTION 10.01. Right To Convert. Subject to and upon compliance with the provisions of this Indenture, each Holder of Securities shall have the right, at his or her option, at any time on or before the close of business on the last Trading Day prior to the Stated Maturity (except that, (a) with respect to any Security or portion thereof which is called for redemption prior to such date, such right shall terminate, except as provided in Section 10.02(d), at the close of business on the last Trading Day preceding the date fixed for redemption (unless the Company defaults in payment of the Redemption Price in which case the conversion right will terminate at the close of business on the date such default is cured) and (b) with respect to any Security or portion thereof subject to a duly completed election for repurchase, such right shall terminate at the close of business on the Designated Event Offer Termination Date (unless the Company defaults in the payment due upon repurchase or such Holder elects to withdraw the submission of such election to repurchase in accordance with Section 3.11)) to convert the principal amount of any Security held by such Holder, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) specified in Section 10.04, by surrender of the Security so to be converted in whole or in part in the manner provided in Section 10.01. A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder of Securities has converted his or her Securities to Common Stock, and then only to the extent such Securities are deemed to have been converted to Common Stock under this Article 10.

SECTION 10.02. Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. (a) To exercise, in whole or in part, the conversion privilege with respect to any Security, the Holder of such Security shall surrender such Security, duly endorsed, at an office or agency maintained by the Company pursuant to Section 4.05, accompanied by the funds, if any, required by Section 10.02(e), and shall give written notice of conversion in the form provided on the Securities (or such other notice which is acceptable to the Company) to the office or agency that the Holder of Securities elects to convert such Security or such portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which are issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 10.07. Each such Security surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Security, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder of Securities or his or her duly authorized attorney. The Holder of such Securities will not be required to pay any tax or duty which may be payable in respect of the issue or delivery of Common Stock on conversion, but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than the same name as the registration of such Security.

(b) Subject to Section 10.02(c), as promptly as practicable after satisfaction of the requirements for conversion set forth above, the Company shall issue and shall deliver to such Holder at the office or agency maintained by the Company for such purpose pursuant to Section 4.05, a certificate or certificates for the number of full shares of Common Stock (including any full shares as a result of rounding fractional shares up to a full number of shares pursuant to Section 10.03) issuable upon the conversion of such Security or portion thereof in accordance with the provisions of this Article 10 and a check or cash (which payment, if any, shall be paid no later than five Business Days after satisfaction of the requirements for conversion set forth above) in respect of any fractional interest in respect of a share of Common Stock, pursuant to Section 10.03. Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid. In case any Security of a denomination of an integral multiple greater than $1,000 is surrendered for partial conversion, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of the Security so surrendered, without charge to him or her, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Security.

(c) In lieu of delivery shares of the Common Stock upon conversion of any Securities, for all or any portion of the Securities surrendered for conversion, the Company, subject to compliance with this Section 10.02, may elect to pay Holders surrendering Securities for conversion an amount in cash per Security (or a portion of a Security) equal to the average of the Applicable Stock Price over the fifteen Trading Day period starting on and including the third Trading Day following the Conversion Date multiplied by the Conversion Rate in effect on the Conversion Date (or portion of the Conversion Rate applicable to a portion of a Security if a combination of Common Stock and cash is to be delivered). If the Company elects to deliver other than solely shares of Common Stock (other than cash in lieu of fractional shares) upon conversion, the Company shall inform each converting Holder through the Trustee no later than two Business Days following the Conversion Date of the Company’s election to deliver shares of the Common Stock, to pay cash in lieu of delivery of the shares of Common Stock or to deliver a combination of Common Stock and cash. Such notice shall specify the percentage of the conversion value per $1,000 principal amount of the Securities to be converted to be paid in cash and Common Stock, if any. If the Company elects to deliver solely shares of the Common Stock, these will be delivered through the Conversion Agent no later than the third Business Day following the Conversion Date. If the Company elects to deliver a combination of shares of Common Stock and cash or to pay all of such payment in cash, such delivery and payment will be made to Holders surrendering Securities for conversion no later than the twenty-first Business Day following the Conversion Date. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be payable any Holder upon conversion once the Company has given the notice to such Holder pursuant to this Section 10.02(c) .

The “Applicable Stock Price” with respect to a Trading Day is equal to the volume-weighted average price per share of the Common Stock on such Trading Day. The “volume-weighted average price,” with respect to a Trading Day, means such price as displayed on Bloomberg (or any successor service) page LVLT <equity> VAP in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the “Applicable Stock Price” means the market value per share of the Common Stock on such day as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

(d) Each conversion shall be deemed to have been effected as to any such Security (or portion thereof) on the date (“Conversion Date”) on which the requirements set forth above in this Section 10.02 have been satisfied as to such Security (or portion thereof), and the Person in whose name any certificate or certificates for shares of Common Stock are issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the Company’s stock transfer books are closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Security is surrendered.

(e) Any Security or portion thereof surrendered for conversion during the period from the close of business on the Regular Record Date for any interest payment through the close of business on the last Trading Day immediately preceding such Interest Payment Date shall (unless (i) such Security or portion thereof being converted has been called for redemption on a date during the period from the close of business on such Regular Record Date to the close of business on the last Trading Day immediately preceding the corresponding Interest Payment Date pursuant to a notice of redemption mailed by the Company to the Holders in accordance with the provisions of Section 3.04 or (ii) the Company has specified a Designated Event Repurchase Date during such period) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, however, that such payment may be reduced by the amount of any existing payment default in respect of such Securities. An amount equal to such payment shall be paid by the Company on such Interest Payment Date to the Holder of such Security at the close of business on such Regular Record Date. Except as provided above in this Section 10.02, no adjustment shall be made for interest accrued on any Security converted or for dividends on any shares issued upon the conversion of such Security as provided in this Article 10. If any Security or portion thereof that has been called for redemption on a date during the period from the close of business on a Regular Record Date to the close of business on the last Trading Day immediately preceding the corresponding Interest Payment Date is converted after such Regular Record Date for the payment of interest and prior to such corresponding Interest Payment Date, interest payable on such Interest Payment Date shall be payable notwithstanding such conversion, and such interest shall be paid to the Holder of such Security on the applicable Regular Record Date.

SECTION 10.03. Cash Payments in Lieu of Fractional Shares. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. In respect of any fractional share of stock that otherwise would be issuable upon the conversion of any Security or Securities, the Company shall make an adjustment therefor in cash based upon the Current Market Price thereof or the Company shall, at its option, round such fraction up to the nearest full number of shares for issuance upon conversion. For purposes of this Section 10.03, the “Current Market Price” of a share of Common Stock shall be the Closing Sale Price on the last Business Day immediately preceding the day on which the Securities (or specified portions thereof) are deemed to have been converted.

SECTION 10.04. Conversion Rate. Each $1,000 principal amount of the Securities shall be convertible into 251.004 shares of Common Stock (the “Conversion Rate”), subject to adjustment as provided in this Article 10.

SECTION 10.05. Adjustment of the Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

(i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 10.05 is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

(i) the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and

(ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price.

Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d) In case the Company shall pay a cash dividend to all holders of its Common Stock or, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Company or evidences of its indebtedness or assets, including cash and securities (any such distribution, a “Distribution”; provided, however, that the term “Distribution” shall not include, and this Section 10.05(d) shall not apply to, (x) any rights or warrants referred to in Section 10.05(b) and (y) any dividend or distribution referred to in Section 10.05(a)), then, in each such case (unless the Company elects to reserve such Distribution for distribution to the Holders upon the conversion of the Securities so that any such Holder converting Securities will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such Distribution which such Holder would have received if such Holder had converted its Securities into Common Stock immediately prior to the Record Date), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such Distribution by a fraction,

(i) the numerator of which shall be the Current Market Price on such Record Date; and

(ii) the denominator of which shall be the Current Market Price on such Record Date less (A) in the case of Distributions other than cash, the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of such Distributions applicable to one share of Common Stock and (B) in the case of Distributions of cash, the amount of such Distributions applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that if the then Fair Market Value (as so determined) of the portion of the Distribution so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distribution such Holder would have received had such Holder converted each Security on the Record Date. If such Distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 10.05 by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date. Notwithstanding the foregoing, if the Distribution distributed by the Company to all holders of its Common Stock consists of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction:

(i) the numerator of which shall be the sum of (x) the average Closing Sale Price of one share of Common Stock over the ten consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences on the Common Stock on the Nasdaq National Market or such other national or regional exchange or market on which the Common Stock is then listed or quoted and (y) the average Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) over the Spinoff Valuation Period of the portion of the Distribution so distributed applicable to one share of Common Stock; and

(ii) the denominator of which shall be the average Closing Sale Price of one share of Common Stock over the Spinoff Valuation Period,

such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that the Company may in lieu of the foregoing adjustment make adequate provision so that each Holder shall have the right to receive upon conversion the amount of Distribution such Holder would have received had such Holder converted each Security on the Record Date with respect to such Distribution.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.05 (and no adjustment to the Conversion Rate under this Section 10.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.05. If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.05 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

No adjustment of the Conversion Rate shall be made pursuant to this Section 10.05 in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to Holders of Securities upon conversion by such Holders of Securities to Common Stock.

For purposes of this Section 10.05(d) and 10.05(a) and (b), any dividend or distribution to which this Section 10.05(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 10.05 with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of

Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 10.05(a) and (b) with respect to such dividend or distribution shall then be made), except

(A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “the date fixed for the determination of stockholders entitled to receive such rights or warrants” and “the date fixed for such determination” within the meaning of Section 10.05(a) and (b) and

(B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 10.05(a).

(e) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to tendering or exchanging stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

(i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to tendering or exchanging stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(f) For purposes of this Section 10.05, and, in the case of the term “Fair Market Value”, Section 3.09, the following terms shall have the meaning indicated:

(1) “Current Market Price” shall mean, with respect to any date, the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately preceding the earlier of such date of determination and the day before the “ex” date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purpose of this paragraph, the term “ex” date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

If another issuance, distribution, subdivision or combination to which this Section 10.05 applies occurs during the period applicable for calculating “Current Market Price” pursuant to the definition in the preceding paragraph, “Current Market Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.

(2) “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

(3) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(g) The Company may make such increases in the Conversion Rate, in addition to those required by Section 10.05(a), (b), (c), (d) or (e) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of record of the Securities a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided, however, that any adjustments that by reason of this Article 10 are not required to be made shall be carried forward and made (i) as part of any subsequent adjustment, (ii) at the time the Company mails a notice of redemption pursuant to Section 3.04 or (iii) at the time the Company mails a notice of a Designated Event pursuant to Section 3.11. All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. To the extent the Securities become convertible into cash, assets, property or securities (other than Capital Stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on any cash into which the Securities are convertible. The Conversion Rate shall be adjusted only once for a single event or occurrence that would require an adjustment under more than one of Section 10.05(a), (b), (c), (d) or (e).

(i) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have actual knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Security, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j) In any case in which this Section 10.05 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 10.05(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 10.05(b), or (4) the Expiration Time for any tender or exchange offer pursuant to Section 10.05(e), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Security converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other consideration issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 10.03. For purposes of this Section 10.05(j), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (1) hereof, the occurrence of such event,

(ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

(iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(k) For purposes of this Section 10.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

SECTION 10.06. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur: (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger, share exchange or combination of the Company with another Person or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which holders of Common Stock shall receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Securities shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of the Securities (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise his or her rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election have not been exercised (“Non-electing Share”), then, for the purposes of this Section 10.06, the kind and amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance for each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. If, in the case of any such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a person other than the successor or purchasing person, as the case may be, in such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Securities within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 10.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, share exchanges, combinations, sales and conveyances.

If this Section 10.06 applies to any event or occurrence, Section 10.05 shall not apply.

SECTION 10.07. Taxes on Shares Issued. The issue of stock certificates on conversions of Securities shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Security converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 10.08. Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion. Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock issued upon conversion of Securities will be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company further covenants that as long as the Common Stock is quoted on the Nasdaq National Market, or its successor, the Company shall cause all Common Stock issuable upon conversion of the Securities to be eligible for such quotation in accordance with, and at the times required under, the requirements of such market, and if at any time the Common Stock becomes listed on the New York Stock Exchange or any other national securities exchange, the Company shall cause all Common Stock issuable upon conversion of the Securities to be so listed and remain listed.

SECTION 10.09. Responsibility of Trustee. The Trustee and any Conversion Agent shall have no duty, responsibility or liability to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the registration under securities laws, listing, validity or value (or the kind or amount) of any shares of Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Security, and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 10.

SECTION 10.10. Notice to Holders Prior to Certain Actions. If:

(a) the Company declares a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings);

(b) the Company authorizes the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class of Common Stock or any other rights or warrants (other than rights or warrants referred to in the second paragraph of Section 10.05(d));

(c) there is any reclassification of the Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or share exchange to which the Company is a party, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) there is any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be filed with the Trustee and at the office or agency maintained for the purpose of conversion of the Securities pursuant to Section 4.05, and shall caused to be mailed to each Holder of Securities, at their last addresses as they shall appear on the Security Register of the Company as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend or distribution of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution are to be determined or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. The Company shall also disseminate a press release through Dow Jones & Company Inc., Bloomberg Business News or PR Newswire containing this information.

SECTION 10.11. Restriction on Common Stock Issuable upon Conversion. (a) Shares of Common Stock to be issued upon conversion of the Securities prior to the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) shall be physically delivered in certificated form or in the form of beneficial interests in book-entry Common Stock registered in the name of the Depositary or a nominee thereof to the Holders converting such Securities, and the certificate or certificates representing such shares of Common Stock shall bear the Restricted Common Stock Legend attached hereto as Exhibit C (the “Restricted Common Stock Legend”) unless removed in accordance with Section 10.11(c).

(b) If (i) shares of Common Stock to be issued upon conversion of a Security prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the Holder of such Security or (ii) shares of Common Stock represented by a certificate bearing the Restricted Common Stock Legend are transferred subsequently by such Holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the Holder must deliver to the transfer agent for the Common Stock a certificate in substantially the form of Exhibit D as to compliance with the restrictions on transfer applicable to such shares of Common Stock, and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

(c) Except for transfers in connection with a Shelf Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Common Stock Legend, or if a request is made to remove such Restricted Common Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Common Stock Legend, or the Restricted Common Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an Opinion of Counsel as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such shares of Common Stock are securities that are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the Restricted Common Stock Legend.

SECTION 10.12. Rights Issued in Respect of Common Stock Issued Upon Conversion. If the Company has a stockholder rights plan in effect on any Conversion Date, the Company shall issue, in addition to the Common Stock, the rights under the rights plan unless the rights have separated from the

Common Stock at the time of conversion, in which case the Conversion Rate will be adjusted as if the Company had distributed to all holders of the Common Stock, shares of the Capital Stock, evidences of indebtedness or assets set forth in Section 10.05, subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

SECTION 11.02. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows, or, other than notices to the Company, transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

Level 3 Communications, Inc.

1025 Eldorado Blvd.

Broomfield, Colorado 80021

Attention: General Counsel

Facsimile: (720) 888-5127

if to the Trustee:

The Bank of New York

101 Barclay Street

Floor 8 West

New York, New York 10286

Attention: Corporate Trust Administration

Facsimile: (212) 815-5707

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such request or application as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

SECTION 11.05. Statements Required in an Officers’ Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

SECTION 11.06. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.07. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08. Legal Holidays. A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

SECTION 11.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 11.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

LEVEL 3 COMMUNICATIONS, INC.

By:	/s/ Thomas C. Stortz
	Name:	Thomas C. Stortz
	Title:	Executive Vice President and Chief Legal Officer

THE BANK OF NEW YORK, as Trustee

By:	/s/ Van K. Brown
	Name:	Van K. Brown
	Title:	Vice President